                                                                    Exhibit 99.1

COMPANY CONTACTS:
Desiree Chope, Envision Development Corporation, 508-481-8303 ext. 323, dchope@edvcorp.com

MEDIA CONTACTS:
David Politis, Politis Communications, 801-523-3730 (wk)/801-556-8184(cell), dpolitis@politis.com
Jason Olsen, Politis Communications, 801-523-3730, jolsen@politis.com

BROKER CONTACTS:
Leonardo Zangani, L.G. Zangani, 908-788-9660, lgzangani@rcn.com

FOR IMMEDIATE RELEASE


            ENVISION DEVELOPMENT CORPORATION ANNOUNCES APPOINTMENT OF
             GRANT THORNTON LLP AS ITS INDEPENDENT ACCOUNTING FIRM

MARLBORO, Mass. - May 3, 2000 - Envision Development Corporation (AMEX: EDV), the emerging leader in web-centric transactive technologies and eBusiness solutions, today reported that its Board of Directors has appointed Grant Thornton LLP as Envision's independent certified public accountants, replacing PricewaterhouseCoopers LLP.

"Following an intensive search initiated by Envision's Audit Committee, Grant Thornton LLP emerged as the best organization to provide high quality audit services in the technology business environment," said William J. Patch, chairman and chief executive officer of Envision. "Their exceptional client service and responsiveness will make them a valuable resource as Envision positions itself as a worldwide leader in transactive technologies."

The change in auditors is related to the relocation of Envision's corporate headquarters to Marlboro, Massachusetts and the company's emergence from the consumer markets environment into the high tech business sector.

"Grant Thornton is a leading accounting firm in the high tech field," said Michael Amideo, chief financial officer of Envision. "We were impressed with the extensive experience the firm will bring to Envision. In addition to serving as Envision's independent auditors, we believe Grant Thornton LLP will be an invaluable resource to Envision as we expand our investments into new technologies."

GRANT THORNTON LLP (www.gt.com) is one of the world's leading organizations of independent national firms providing audit, accounting, tax and specialist business advice to growing entrepreneurial companies.

ENVISION DEVELOPMENT CORPORATION (www.edvcorp.com) is a rapidly growing leader in providing web-centric transactive technologies through breakthrough applications development and end-to-end eBusiness solutions.



This press release contains forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements. Such risks and uncertainties are described in the company's filings with the SEC, including its Registration Statement on Form S-1.